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                                                                   Exhibit 10.34


                           RESTRICTED STOCK AGREEMENT
                           --------------------------


         AGREEMENT made this 26th day of January 2000, between Breakaway Solutions, Inc., a Delaware corporation (the "Company"), and Maureen Ellenberger (the "Employee").

         For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         1. PURCHASE OF SHARES. In connection with the merger of Eggrock Partners, Inc. ("Eggrock") with and into the Company pursuant to that certain Agreement and Plan of Merger dated as of January 26, 2000 (the "Merger"), the Employee will be issued shares of common stock, $0.000125 par value per share, of the Company (the "Common Stock") in exchange for all of his/her shares of capital stock of Eggrock in accordance with the terms of such agreement. Subject to the consummation of the Merger, the Employee has agreed that one-half of the shares of Common Stock received in the Merger shall be subject to the purchase option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement (the shares subject to such restrictions, hereinafter referred to as the "Shares").

         2.       PURCHASE OPTION.

         (a) In the event that the Employee ceases to be employed by the Company as a result of having been terminated by the Company for Cause (as defined below) or if the Employee terminates his/her employment for any reason other than Good Reason (as defined below), prior to the fourth anniversary of the date hereof, the Company shall have the right and option (the "Purchase Option") to purchase from the Employee, for a sum of $0.50 per share divided by the "Common Conversion Ratio" as defined in the Agreement and Plan of Merger relating to the Merger (the "Option Price"), some or all of the Unvested Shares (as defined below). For the purposes of this Agreement, the term "Cause" means: (1) the Employee's substantial and continuing failure, after written notice thereof (describing in reasonable detail such failure) and a 30-day period following the notice to cure such failure, to perform his or her duties and responsibilities as an employee of the Company other than due to death or disability; (2) commission by the Employee of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results either in an improper substantial personal benefit or a material injury to the Company;
(3) the Employee's deliberate disregard of material rules, regulations, instructions, personnel practices and policies of the Company (as amended from time to time in the Company's sole discretion) which results in substantial loss, damage or injury to the Company; (4) the Employee's failure to enter into a, or material breach of the, Non-Disclosure, Non-Solicitation and Assignment Agreement between the Employee and the Company attached hereto as Exhibit A; or
(5) the Employee's conviction of, or plea of guilty or nolo contendre to, any crime which constitutes a felony in the jurisdiction involved. For the purposes of this Agreement, the term "Good Reason means: (a) any involuntary change in the Employee's position as Vice President, Chief Innovation Officer with the Company; (b) the assignment to the Employee by the Board of any duties, scope of authority or responsibilities that are materially inconsistent with the Employee's then current status, title or position; (c) layoff or involuntary termination of the Employee's employment, except in connection with the


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termination of Employee's employment for Cause; (d) a reduction by the Company in the Employee's base salary or bonus eligibility, other than in the case of reductions in salary or bonus eligibility with respect to similarly situated employees of the Company generally; (e) any action or inaction by the Company that would adversely affect the Employee's continued participation in any benefit plan maintained by the Company on at least as favorable a basis as was the case at the time of such action or inaction, or that would materially reduce the Employee's benefits in the future under any such benefit plan or deprive him of any material benefits that he then enjoyed, except to the extent that such action or inaction by the Company (i) is also taken or not taken, as the case may be, in respect of covered employees generally, (ii) is required by the terms of any such benefit plan as in effect immediately before such action or inaction, or (iii) is necessary to comply with applicable law or to preserve the qualification of any such benefit plan under Section 401(a) of the Internal Revenue Code; (f) the Company's failure to obtain the express assumption of this Agreement by any successor to the Company (including by operation of law); or
(g) a demand that the Employee work at an office that is outside of a 50-mile radius of Concord, Massachusetts.

         "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The "Applicable Percentage" shall be (i) 100% until the first anniversary of the date hereof, (ii) on and after the first anniversary of the date hereof and prior to the fourth anniversary of the date hereof, 40% less 1.11% for each one month of employment completed by the Company from and after the first anniversary of the date hereof, and (iii) zero on or after the fourth anniversary of the date hereof.

         (b) In the event that the Employee's employment with the Company is terminated by reason of death or disability or by the Company without Cause or if the Employee terminates his/her employment for Good Reason, the Purchase Option shall terminate and be of no further effect, the Company shall have no right to purchase any of the Shares and any other restrictions or conditions on the Shares pursuant to the Agreement shall be deemed waived. For this purpose, "disability" shall mean the inability of the Employee, due to a medical reason, to carry out his duties as an employee of the Company for a period of six consecutive months.

         (c) For purposes of this Agreement, employment with the Company shall include employment with a parent, subsidiary or other affiliate of the Company.

         (d) Notwithstanding anything herein to the contrary, the Board of Directors of the Company (or a duly constituted committee thereof) shall retain the ability to accelerate the vesting schedule specified in this Section 2 at any time in its discretion.

         3.       EXERCISE OF PURCHASE OPTION AND CLOSING.

         (a) The Company may exercise the Purchase Option by delivering or mailing to the Employee (or his/her estate), within 30 days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 30 day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 30 day period.


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         (b) Within 10 business days after delivery to the Employee of the
Company's notice of the exercise of the Purchase Option pursuant to subsection
(a) above, the Employee (or his or her estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 6, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Upon receipt of such certificate or certificates, the Company shall pay to the Employee the aggregate Option Price for such Shares.

         (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Employee on account of such Shares or permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares. It being understood that, prior to the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall pay any and all dividends or other distributions currently to the Employee.

         (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Employee to the Company or in cash (by check) or both.

         (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

         4.       RESTRICTIONS ON TRANSFER.

         (a) The Employee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise, other than by will or the laws of descent and distribution (collectively "transfer"); any Unvested Shares, or any interest therein, that are subject to the Purchase Option, except that the Employee may transfer such Shares to or for the benefit of any spouse, child (natural or adopted) or grandchild, or to a trust for their benefit, PROVIDED that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4, and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

         (b) Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the Employee may, at any time and without the prior consent of the Company, transfer any Shares, or any interest therein, that are no longer subject to the Purchase Option.

         5. ESCROW. The Employee shall, upon the execution of this Agreement, execute Joint Escrow Instructions attached to this Agreement. The Joint Escrow Instructions shall be


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delivered to State Street Bank and Trust Company, as escrow agent thereunder.
The Employee hereby instructs the Company to deliver to such escrow agent, on behalf of the Employee, the certificate(s) evidencing the Shares subject to the Purchase Option. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

         6. RESTRICTIVE LEGENDS. All certificates representing shares subject to the Purchase Option shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

         7. ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS, ETC.; MERGERS AND OTHER SALE EVENTS.

         (a) If from time to time there is any stock split, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Unvested Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Unvested Shares, and the Option Price shall be appropriately adjusted.

         (b) In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the capital stock of the Company to an unrelated person or entity, or
(v) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, regardless of the form thereof, a "Sale Event"), all Unvested Shares as of the effective date of the Sale Event shall automatically become vested as of such date, the Purchase Option shall be deemed terminated and of no further effect and any other restrictions or conditions on the Shares pursuant to this Agreement shall be deemed waived.

         8. REGISTERED NATURE OF ISSUANCE OF THE SHARES. The parties hereto covenant and agree that the Shares will be issued to the Employee in a transaction registered pursuant to Section 5 of the Securities Act of 1933, as amended.

         9. SECTION 83(b) ELECTION. The Employee acknowledges that he has been informed of the availability of making an election in accordance with 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Employee; and that the Employee is solely responsible for


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making such election. The Company agrees to take all reasonable actions to assist the Employee in determining an appropriate valuation of the Shares for purposes of filing such election, including without limitation providing access to any information useful in determining such valuation.

         10. NO RIGHTS TO EMPLOYMENT. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company.

         11. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

         12. WAIVER. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

         13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

         14. NOTICE. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage fees prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other by 10 days advance written notice in accordance with this Section 14.

         15. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

         16. ENTIRE AGREEMENT. This Agreement and the Joint Escrow Instructions attached hereto constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

         17. AMENDMENT. This Agreement and the Joint Escrow Instructions attached hereto may be amended or modified only by a written instrument executed by both the Company and the Employee (and with respect to the Joint Escrow Instructions only, with the consent of the Escrow Agent).


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         18. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

         19. EFFECTIVENESS. This Agreement shall be effective upon the closing of the Merger, provided that this Agreement shall be of no force and effect if the Agreement and Plan of Merger is terminated in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             BREAKAWAY SOLUTIONS, INC.

                                             By: /s/ Gordon Brooks
                                                 -------------------------------
                                                 Name:  Gordon Brooks
                                                 Title: President and Chief
                                                        Executive Officer

                                             Address:   50 Rowes Wharf
                                                        Boston, MA 02110




                                             Maureen Ellenberger

                                                /s/ Maureen Ellenberger
                                                ---------------------------

                                            Address: